Exhibit 7.1 – Letter from Company’s Auditors

July 27, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

We have read Teleconnect, Inc.’s Item 4.02 of its Form 8- K filing (File No. 0-230611) and agree with the statements included therein.

/s/Coulter & Justus, P.C.

Knoxville, Tennessee